United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 17, 2013
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 17, 2013, Ainsworth Lumber Co. Ltd. ("Ainsworth") issued a press release announcing that it had received the requisite consents in connection with its previously announced consent solicitation (the "Consent Solicitation") from holders of Ainsworth's 7.5% Senior Secured Notes due 2017 (the "Notes") .  The press release also announced that Ainsworth has entered into a supplemental indenture relating to the Notes, which modified certain definitions in the indenture relating to the Notes (the "Indenture") so that the proposed acquisition by Louisiana-Pacific Corporation (“LP”) of all of the outstanding Ainsworth shares (the “Acquisition”) pursuant to the arrangement agreement entered into by LP and Ainsworth on September 4, 2013, and the designation by LP of members of Ainsworth’s board of directors upon and after the consummation of the Acquisition, will not constitute a “Change of Control” under the Indenture and Ainsworth will not be required to make a “Change of Control Offer” under the Indenture in connection with the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Ainsworth is making the consent solicitation at LP’s request and expense.  LP will promptly pay 50% of the consent payment to holders of Notes who are entitled to such payment and will pay the remaining 50% of such consent payment as and when it becomes due in accordance with the terms of the solicitation statement distributed by Ainsworth to holders of the Notes.

The furnishing of the press release as an exhibit to this report does not constitute a solicitation of consents or proxies or an offer to sell or a solicitation of an offer to buy any security.

Item 9.01. Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release dated October 17, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: October 17, 2013